                                                                       EXHIBIT 1





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                          WENDY'S INTERNATIONAL, INC.


                                      and


                   AMERICAN STOCK TRANSFER AND TRUST COMPANY


                                  Rights Agent


                     --------------------------------------


                     Amended and Restated Rights Agreement


                          Dated as of December 8, 1997

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Section                                                                    Page

    1.   Certain Definitions..................................................2

    2.   Appointment of Rights Agent..........................................5

    3.   Issue of Rights Certificates.........................................6

    4.   Form of Rights Certificates..........................................8

    5.   Countersignature and Registration....................................9

    6.   Transfer, Split Up, Combination and Exchange Certificates: Mutilated,
         Destroyed, Lost or Stolen Rights Certificates.......................10

    7.   Exercise of Rights: Purchase Price: Expiration-Date of Rights.......11

    8.   Cancellation and Destruction of Rights Certificates.................15

    9.   Reservation and Availability of Preferred Stock.....................15

    10.  Preferred Stock Record Date.........................................17

    11.  Adjustment of Purchase Price, Number and Kind of Shares or Number of
         Rights..............................................................17

    12.  Certificate of Adjusted Purchase Price or Number of Shares..........31

    13.  Consolidation, Merger or Sale or Transfer of Assets or Earning
         Power...............................................................32

    14.  Additional Covenants................................................36

    15.  Fractional Rights and Fractional Shares.............................37

    16.  Rights of Action....................................................39

    17.  Agreement of Rights Holders.........................................39

    18.  Rights Certificate Holder Not a Shareholder.........................40

    19.  Concerning the Rights Agent.........................................41



                                      (i)
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 Section                                                                   Page

    20.  Merger or Consolidation or Change of Name of Rights Agent...........42

    21.  Duties of Rights Agent..............................................43

    22.  Change of Rights Agent..............................................46

    23.  Issuance of New Rights Certificates.................................47

    24.  Redemption and Termination..........................................48

    25.  Notice of Certain Events............................................50

    26.  Notices.............................................................52

    27.  Supplements and Amendments..........................................52

    28.  Determination and Actions by the Board of Directors, etc............54

    29.  Successors..........................................................55

    30.  Benefits of this Agreement..........................................55

    31.  Severability........................................................55

    32.  Governing Law.......................................................55

    33.  Counterparts........................................................55

    34.  Descriptive Headings................................................56




Exhibit A --  Form of Certificate of Amendment to the Articles of Incorporation
              of the Company..........................................      A-1

Exhibit B --  Form of Rights Certificate..............................      B-1

Exhibit C --  Form of Summary of Rights...............................      C-1


                                      (ii)
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                     AMENDED AND RESTATED RIGHTS AGREEMENT


                  This Amended and Restated Rights Agreement, dated as of December 8, 1997, between Wendy's International, Inc., an Ohio corporation (the "Company"), and American Stock Transfer and Trust Company (the "Rights Agent").


                              W I T N E S S E T H

                  WHEREAS, on August 4, 1988, the Board of Directors of the Company authorized and declared a dividend distribution of one Right (as hereinafter defined) for each Common Share, without par value, of the Company (the "Common Stock") outstanding on September 2, 1988 (the "Record Date"), and contemplated the issuance of one Right (subject to adjustment as provided herein) (i) for each share of Common Stock of the Company issued between the Record Date and the earliest of the Distribution Date and the Expiration Date (as such terms are hereinafter defined) and (ii) for each share of Common Stock reserved for issuance upon conversion of the Company's then outstanding 7-1/4% Convertible Subordinated Debentures due 2010 and issued upon conversion of the Convertible Debentures at any time after the Record Date (whether before or after the later of the Stock Acquisition Date and the Distribution Date (as such terms are hereinafter defined)), each Right representing the right to purchase one ten-thousandth of one Series A Preferred Share of the Company having the rights, powers and preferences set forth in the Form of Certificate of Amendment to the Articles of Incorporation of the Company attached hereto as Exhibit A to the Agreement, dated as of August 10, 1988, as amended on December 29, 1995, between the Company and the Rights Agent (as successor rights agent to Morgan Shareholder Services Trust Company) (the "Prior Rights Agreement"), upon the terms and subject to the conditions hereinafter set forth therein (the "Rights"); and

                  WHEREAS, the Board of Directors of the Company has determined that it is advisable and in the best interests of the Company and its stockholders to amend and restate in its entirety the Prior Rights Agreement as set forth herein and the Rights shall henceforth be governed by the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

                  Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

                         (a) "Acquiring Person" shall mean any Person (as such
term is hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, without the prior approval of the Board of Directors of the Company, shall be the Beneficial Owner (as such term is hereinafter defined) of securities representing 15% or more of the shares of Common Stock then outstanding or who was such a Beneficial Owner at any time after the date hereof, whether or not such Person continues to be the Beneficial Owner of securities representing 15% or more of the outstanding shares of Common Stock, but shall not include (i) the Company, (ii) any subsidiary of the Company (as such term is hereinafter defined), (iii) any employee benefit plan of the Company or any of its subsidiaries or (iv) any entity holding securities of the Company organized, appointed or established by the Company or any of its subsidiaries for or pursuant to the terms of any such plan or any trustee or administrator of any such plan.

                         (b) "Affiliate" and "Associate" shall have the
respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

                         (c) A Person shall be deemed the "Beneficial Owner"
of, and shall be deemed to "beneficially own," any securities:




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                             (i) which such Person or any of such Person's
                         Affiliates or Associates beneficially owns, directly or indirectly;

                             (ii) which such Person or any of such Person's
                         Affiliates or Associates has (A) the right or obligation to acquire (whether such right or obligation is exercisable or effective immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or
                         (B) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this clause (B) if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable by such person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                             (iii) which are beneficially owned, directly or
                         indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in



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                         writing), for the purpose of acquiring, holding,
                         voting (except pursuant to a revocable proxy as described in clause (B) of subparagraph (ii) of this paragraph (c)) or disposing of any securities of the Company.

                         (d) "Business Day" shall mean any day other than a
Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                         (e) "Close of business" on any given date shall mean
5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

                         (f) "Common Stock" shall mean the Common Shares,
without par value, of the Company, except that "Common Stock" when used with reference to stock issued by any Person other than the Company shall mean the capital stock with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person or, if such Person is a subsidiary of another Person, of the Person which ultimately controls such first-mentioned Person and which has issued and outstanding such capital stock, equity securities or equity interests.

                         (g) "Person" shall mean any individual, firm,
corporation, partnership or other entity.

                         (h) "Preferred Stock" shall mean the Series A
Preferred Shares, $1.00 par value, of the Company.

                         (i) "Rights Agreement" shall mean this Agreement,
including as it may hereafter be amended.

                         (j) "Stock Acquisition Date" shall mean the first date
of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.



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                         (k) A "subsidiary" of any Person shall mean any
corporation or other entity of which a majority of the voting power of the voting equity securities or voting interests is owned, directly or indirectly, by such Person, or which is otherwise controlled by such Person.

                         (l) "Transaction" shall mean any merger, consolidation
or sale of assets described in Section 13(a) hereof or any acquisition of shares of Common Stock of the Company which would result in a Person becoming a Transaction Person.

                         (m) "Transaction Person" with respect to a Transaction
shall mean (x) any Person who (i) is or will become an Acquiring Person or a Principal Party (as such term is defined in Section 13(b) hereof) if the Transaction were to be consummated and (ii) directly or indirectly proposed or nominated a director of the Company which director is in office at the time of consideration of the Transaction (a Person shall be deemed to have indirectly nominated a director if it has proposed becoming or indicated an intention to become an Acquiring Person or a Principal Party and a third party proposes, nominates or appoints a director for the purpose of facilitating a Transaction with such Person), or (y) an Affiliate or Associate of such a Person.

                         (n) "Voting Power" shall mean the voting power of all
securities of the Company then outstanding generally entitled to vote for the election of directors of the Company.

                  Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date (as such term is hereinafter defined) also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. In the event the Company appoints one or more Co-Rights



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Agents, the respective duties of the Rights Agents and any Co-Rights Agents shall be as the Company shall determine.

                  Section 3. Issue of Rights Certificates.

                         (a) Until the earliest of (i) the Stock Acquisition
Date, (ii) the tenth Business Day after the date of the commencement of, or first public announcement of the intent of any Person (other than the Company, any subsidiary of the Company, or any employee benefit plan of the Company or any of its subsidiaries or any trustee or administrator of any such plan in its capacity as such) to commence (which intention to commence remains in effect for five Business Days after such announcement), a tender or exchange offer which would result in such Person becoming an Acquiring Person, or (iii) twenty Business Days prior to the date on which a Transaction is reasonably expected to become effective or be consummated (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earliest of such dates being herein referred to as the "Distribution Date"),
(x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights (and the right to receive certificates therefor) will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company); provided, however, that if a tender or exchange offer is terminated prior to the occurrence of the Distribution Date, then no Distribution Date shall occur as a result of that tender or exchange offer. As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a certificate for Rights, in substantially the form of Exhibit B hereto (the "Rights Certificates"), evidencing one Right for each share of Common Stock so held. As



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of and after the Distribution Date, the Rights will be evidenced solely by such
Rights Certificates.

                         (b) With respect to certificates for the Common Stock
outstanding as of the date of this Agreement, until the Distribution Date (or earlier redemption, expiration or termination of the Rights), the Rights will be evidenced by such certificates for the Common Stock and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the Distribution Date (or earlier redemption, expiration or termination of the Rights), the surrender for transfer of any of the certificates for the Common Stock outstanding on the Record Date, shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Upon the request of the holder of any shares of Common Stock or, after the Distribution Date, the holder of any Rights, the Company shall, at its expense, provide a copy of the Summary of Rights in the form attached hereto as Exhibit C.

                         (c) Certificates issued for Common Stock (including,
without limitation, certificates issued upon transfer or exchange of Common Stock or certificates issued upon conversion of the Company's 5% Convertible Subordinated Debentures due September 15, 2026 (the "Convertible Debentures") or the $2.50 Term Convertible Securities, Series A (the "Trust Preferred Securities") issued by Wendy's Financing I, a statutory business trust created under the laws of the State of Delaware ("Wendy's Financing")) after the date of this Agreement, but prior to the earlier of the Distribution Date or the Expiration Date (as such term is hereinafter defined), shall be deemed also to be certificates for Rights, and shall have impressed, printed, stamped, written or otherwise affixed onto them the following legend:

                           This certificate also evidences and entitles the
                  holder hereof to certain Rights as set forth in an Amended and Restated Rights Agreement between Wendy's International, Inc. and American Stock Transfer and Trust Company (the "Rights Agent") dated as of December 8, 1997 (the "Rights Agreement"), the terms of which are



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                  hereby incorporated herein by reference and a copy of which is on file at the principal offices of Wendy's International, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, or may be evidenced by separate certificates and will no longer be evidenced by this certificate. Wendy's International, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge within fifteen days after receipt of a written request therefor. Under certain circumstances, Rights issued to Acquiring Persons (as defined in the Rights Agreement) or certain related persons and any subsequent holder of such Rights may become null and void with respect to certain rights set forth in Section 11(a)(ii) and Section 13(a) of the Rights Agreement.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. If the Company purchases or otherwise acquires shares of Common Stock prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Right associated with the shares of Common Stock no longer outstanding.

                         (d) Prior to the Expiration Date (as such term is
hereinafter defined) and after the Distribution Date, certificates issued for Common Stock, upon conversion of the Convertible Debentures of the Company, or upon conversion of the Trust Preferred Securities of Wendy's Financing shall, as soon as practicable, be accompanied by one Rights Certificate evidencing one Right for each share of Common Stock so issued.

                  Section 4. Form of Rights Certificates.

                         (a) The Rights Certificates (and the forms of election
to purchase shares and of assignment to be printed on the reverse thereof) shall each be substantially




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in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 23 hereof, the Rights Certificates, whenever distributed, on their face shall entitle the holders thereof to purchase such number of one ten-thousandths of a share of Preferred Stock as shall be set forth therein at the price per one ten-thousandth of a share set forth therein (the "Purchase Price"), but the number of such shares and the Purchase Price shall be subject to adjustment as provided herein.

                         (b) Any Rights Certificate issued pursuant to Section
3(a) or Section 23 hereof that represents Rights beneficially owned by an Acquiring Person or any Associate or Affiliate thereof and any Rights Certificate issued at any time upon the transfer of any Rights to such an Acquiring Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate, and any Rights Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain the following legend:

                           The Rights represented by this Rights Certificate
                  were issued to a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby are null and void.

The provisions of Section 7(e) of this Rights Agreement shall be operative whether or not the foregoing legend is contained on any such Rights Certificate.

                  Section 5. Countersignature and Registration. The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, President,




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Chief Financial Officer or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

                  Following the Distribution Date, the Rights Agent will keep or cause to be kept, at one of its offices, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the certificate number and the date of each of the Rights Certificates.

                  Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates: Mutilated, Destroyed, Lost or Stolen Rights Certificates. Subject to the provisions of Section 4(b), Section 7(e) and Section 15 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date (as such term is hereinafter defined), any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights



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Certificate or Rights Certificates, entitling the registered holder to purchase a like number of shares of Preferred Stock as the Rights Certificate or Rights Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

                  Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

                  Section 7. Exercise of Rights; Purchase Price;
Expiration-Date of Rights.

                         (a) The registered holder of any Rights Certificate
may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon presentation of the Rights Certificate, with the appropriate form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one ten-thousandth of a share of Preferred Stock (or such other number of shares or other securities) as to which the Rights are exercised, at or prior to




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the earlier of (i) the close of business on August 10, 2008 (the "Final
Expiration Date"), or (ii) the time at which the Rights are redeemed as provided in Section 24 hereof (such earlier time being herein referred to as the "Expiration Date"). Notwithstanding any other provision of this Agreement, any Person who prior to the Distribution Date becomes a record holder of shares of Common Stock (or any Person who after the Record Date (whether before or after the later of the Stock Acquisition Date and the Distribution Date) becomes a record holder of shares of Common Stock upon conversion of the Convertible Debentures of the Company or upon conversion of the Trust Preferred Securities of Wendy's Financing) may exercise all of the rights of a registered holder of a Rights Certificate with respect to the Rights associated with such shares of Common Stock in accordance with and subject to the provisions of this Agreement, including the provisions of Sections 4(b), 6 and 7(e) hereof, as of the date such Person becomes a record holder of shares of Common Stock.

                         (b) Subject to the terms and conditions set forth
herein, when exercisable, each Right shall represent the right to purchase one ten-thousandth of a share of Preferred Stock. The Purchase Price for each one ten-thousandth share of Preferred Stock pursuant to the exercise of a Right shall initially be $100, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

                         (c) Upon receipt of a Rights Certificate representing
exercisable Rights, with the appropriate form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax (as determined by the Rights Agent) in cash, or by certified check or money order payable to the order of the Company, the Rights Agent shall, subject to Section 21(k), thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent) certificates for the number of shares of Preferred Stock to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company, in its sole discretion, shall have elected to deposit the shares of Preferred Stock issuable upon exercise of the Rights hereunder into a depositary, requisition from the depositary agent depositary receipts representing such number of one ten-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 15, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Rights Certificate. In the event that the Company is obligated to issue other securities of the Company, the Company will make all arrangements necessary so that such other securities are available for distribution by the Rights Agent, if and when appropriate. In addition, in the case of an exercise of the Rights by a holder pursuant to
Section 11(a)(ii), the Rights Agent shall return such Rights Certificate to the registered holder thereof after imprinting, stamping or otherwise indicating thereon that the rights represented by such Rights Certificate no longer include the rights provided by Section 11(a)(ii) of the Rights Agreement and if less than all the Rights represented by such Rights Certificate were so exercised, the Rights Agent shall indicate on the Rights Certificate the number of Rights represented thereby which continue to include the rights provided by
Section 11(a)(ii).

                         (d) In case the registered holder of any Rights
Certificate shall exercise (except pursuant to Section 11(a)(ii)) less than all the Rights evidenced thereby,




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

a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of Section 15 hereof.

                         (e) Notwithstanding anything in this Agreement to the
contrary, from and after the time an Acquiring Person first becomes such, any Rights beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any Affiliate or Associate thereof) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any Affiliate or Associate thereof) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has a continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

                         (f) Notwithstanding anything in this Agreement to the
contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in



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

this Section 7 unless the certificate contained in the appropriate form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise shall have been properly completed and duly executed by the registered holder thereof and the Company shall have been provided with such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

                  Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

                  Section 9. Reservation and Availability of Preferred Stock. The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock, or any authorized and issued shares of Preferred Stock held in its treasury, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights and, after the occurrence of an event specified in Section 11, shall so reserve and keep available a sufficient number of shares of Preferred Stock (and/or other securities) which may be required to permit the exercise in full of the Rights pursuant to this Agreement.

                  So long as the shares of Preferred Stock (and, after the occurrence of an event specified in Section 11, any other securities) issuable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

                  The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock and/or other securities delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares or other securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares or securities.

                  The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any certificates for shares of Preferred Stock and/or Common Stock upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a person other than, or in respect of the issuance or delivery of the shares of Preferred Stock and/or Common Stock in a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for shares of Preferred Stock, and/or Common Stock in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

                  The Company shall use its best efforts to (i) file, as soon as practicable following the Distribution Date, a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to the securities purchasable upon exercise of the

Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act and the rules and regulations thereunder) until the date of the expiration of the rights provided by Section 11(a)(ii). The Company will also take such action as may be appropriate under the blue sky laws of the various states.

                  Section 10. Preferred Stock Record Date. Each person in whose name any certificate for shares of Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly presented and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such presentation and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate, as such, shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

                  Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                         (a)(i) In the event the Company shall at any time
                  after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares or fractional units of shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and in Section 7(e), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number of units of one ten-thousandth of a share of Preferred Stock and the number and kind of shares of capital stock issuable on such date upon exercise of a Right, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number of units of one ten-thousandth of a share of Preferred Stock and the number and kind of shares of capital stock and other securities which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to any adjustment required pursuant to Section 11(a)(ii).

                         (ii) In the event that any Person (other than the
                  Company, any subsidiary of the Company, any employee benefit plan of the Company or any of its subsidiaries or any entity holding securities of the Company organized, appointed or established by the Company or any of its subsidiaries for or pursuant to the terms of any such plan or any trustee or administrator of any such plan acting in such capacity), alone or together with its Affiliates and Associates, shall become an Acquiring Person (except pursuant to a tender or exchange offer for all outstanding shares of Common Stock at a price and on terms determined by at least a majority of the members of the Board of Directors who are not officers of the Company to be both adequate and otherwise in the best interests of the Company and its shareholders (other than the Person or an Affiliate or Associate thereof on whose behalf the offer is being made)(a "Permitted Offer")), then proper provision shall be made so that each holder of a Right, except as provided in Section 7(e) hereof, shall, for a period of 60 days (or such other longer period as may be established by action or a majority of the Board of Directors) after the later of the occurrence of any such event and the effective date of an appropriate registration statement pursuant to Section 9, have a right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of shares of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by
                  (x) multiplying the then current Purchase Price by the then number of one ten-thousandths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (y) 50% of the current market price per one share of Common

                  Stock (determined pursuant to Section 11(d)) on the date of the occurrence of the event set forth in this subparagraph
                  (ii) (such number of shares being referred to as the "number of Adjustment Shares"); provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this
                  Section 11(a)(ii).

                         (iii) In the event that there shall not be sufficient
                  treasury shares or authorized but unissued shares of Common Stock to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) and the Rights become so exercisable, notwithstanding any other provision of this Agreement, to the extent necessary and permitted by applicable law and any agreements in effect on the date hereof to which it is a party, each Right shall thereafter represent the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, a number of shares, or units of shares, of (x) Common Stock (up to the maximum number of shares of Common Stock which may permissibly be issued using the allocation procedure specified in the second sentence of
                  Section 11(k)) and (y) preferred stock of the Company, including, but not limited to Preferred Stock, equal in the aggregate to the number of Adjustment Shares where the Board of Directors of the Company shall have deemed such shares or units, other than the shares of Common Stock, to have at least the same economic value as the Common Stock (a "common stock equivalent") (one ten-thousandth of a share of Preferred Stock shall be deemed to be a common stock equivalent); provided, however, if there are unavailable sufficient shares (or fractions of shares) of Common Stock and/or common stock equivalents, then the Company shall, to the extent permitted by applicable law and any agreements to which it is a party, take all such action as may be necessary to authorize additional shares of Common Stock or common stock equivalents for issuance upon exercise of the Rights, including the calling of a meeting of shareholders; and provided, further, that the Company shall issue no common stock equivalent upon exercise of the Rights until the Company has first issued all authorized and unreserved shares of Common Stock; and provided, further, that if the Company is unable to cause sufficient shares of Common Stock and/or common stock equivalents to be available for issuance upon exercise in full of the Rights, then each Right shall thereafter represent the right to receive the Adjusted Number of Common Shares upon exercise at the Adjusted Purchase Price (as such terms are hereinafter defined). As used herein, the term Adjusted Number of Common Shares shall be equal to that number of shares (or fractions of shares) of Common Stock (and/or shares or units of common stock equivalents) equal to the product of (x) the number of Adjustment Shares and (y) a fraction, the numerator of which is the number of shares of Common Stock (and/or shares or units of common stock equivalents) available for issuance upon exercise of the Rights and the denominator of which is the aggregate number of Adjustment Shares otherwise issuable upon exercise in full of all Rights (assuming there were sufficient shares of Common Stock available) (such fraction being referred to as the "Proration Factor"). The Adjusted Purchase Price shall mean the product of the Purchase Price and the Proration Factor. The Board of Directors may, but shall not be required to, establish procedures to allocate the right to receive Common Stock and common stock equivalents upon exercise of the Rights among holders of Rights.

                         (b) If the Company shall fix a record date for the
issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock (or shares having the same or more favorable rights, privileges and preferences as the Preferred Stock ("equivalent preferred stock")) or securities convertible into Preferred Stock or equivalent preferred stock at a price per share of Preferred Stock or per share of equivalent preferred stock (or having a conversion price per share, if a security convertible into Preferred Stock or equivalent preferred stock) less than the current market price (as defined in Section 11(d)) per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or equivalent preferred stock to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be determined reasonably and with good faith to the holders of Rights by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent. Shares of Preferred

Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                         (c) If the Company shall fix a record date for the
making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as defined in Section 11(d)) per share of Preferred Stock on such record date, less the fair market value (as determined reasonably and with good faith to the holders of Rights by the Board of Directors of the Company, whose determination shall be described in a statement file with the Rights Agent and shall be binding on the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants distributable in respect of one share of Preferred Stock and the denominator of which shall be the current market price per share of the Preferred Stock; provided, however, that in no event shall the consideration to be paid upon exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase

Price shall again be adjusted to be the Purchase Price which would be in effect if such record date had not been fixed.

                         (d) (i) For the purpose of any computation hereunder,
other than in Section 11(a)(iii), the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock or (B) any subdivision, combination or reclassification of such Common Stock, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined reasonably and with good faith by the Board of Directors of the Company shall be used and shall be binding on the Rights Agent. The term, "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share determined reasonably and with good faith to the holders of Rights by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent.


                         (ii) For the purpose of any computation hereunder, the
                  "current market price" per share (or one ten-thousandth of a share) of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof). If the current market price per share (or one ten-thousandth of a share) of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the "current market price" per share of Preferred Stock shall be conclusively deemed to be an amount equal to 10,000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the current market price per share of the

                  Common Stock and the "current market price" per one ten-thousandth of a share of Preferred Stock shall be equal to the current market price per share of the Common Stock (as appropriately adjusted). If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                         (e) Anything herein to the contrary notwithstanding,
no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock (or any other security), as the case may be. Notwithstanding the first sentence of this
Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

                         (f) If as a result of any provision of Section 11(a)
or Section 13(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10, 13 and 15 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

                         (g) All Rights originally issued by the Company
subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                         (h) Unless the Company shall have exercised its
election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one ten-thousandths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of one ten-thousandths of a share of Preferred Stock covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                         (i) The Company may elect on or after the date of any
adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of shares of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one ten-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 15 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

                         (j) Irrespective of any adjustment or change in the
Purchase Price or the number of shares (or fractional units thereof) of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed in the initial Rights Certificates issued hereunder.

                         (k) Before taking any action that would cause an
adjustment reducing the Purchase Price below the then par value, if any, of the shares of Preferred Stock, Common Stock or other securities issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock, Common Stock or other securities at such adjusted Purchase Price. If upon any exercise of the Rights, a holder is to receive a combination of Common Stock and common stock equivalents, a portion of the consideration paid upon such exercise, equal to at least the then par value of a share of Common Stock of the Company, shall be allocated as the payment for each share of Common Stock of the Company so received.

                         (l) In any case in which this Section 11 shall require
that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                         (m) Anything to the contrary in this Section 11
notwithstanding, the Board of Directors of the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Stock, issuance wholly for cash of any shares of Preferred Stock at less than the current market price, issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, stock dividends or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such shareholders.

                         (n) The Company covenants and agrees that it shall
not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a subsidiary of the Company in a transaction which does not violate Section 11(o) hereof),

(ii) merge with or into any other Person (other than a subsidiary of the Company in a transaction which does not violate Section 11(o) hereof), or (iii) sell or transfer (or permit any subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its subsidiaries in one or more transactions each of which does not violate Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger, sale or transfer there are any charter or by-law provisions or any rights, warrants or other instruments or securities outstanding or agreements in effect or other actions taken, which would materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such other Person shall have executed and delivered to the Rights Agent a certificate certifying compliance with this Section 11(n).


                         (o) The Company covenants and agrees that, after the
Distribution Date, it will not, except as permitted by Section 23 or Section 26 hereof, take (or permit any subsidiary to take) any action the purpose of which is to, or if at the time such action is taken it is reasonably foreseeable that the effect of such action is to, materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

                         (p) Anything in this Agreement to the contrary
notwithstanding, in the event that the Company shall at any time after the date of this Agreement and prior to the Distribution Date (i) declare or pay a dividend on the outstanding shares of

Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine or consolidate the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the outstanding Common Stock, then in any such case, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event. The adjustments provided for in this
Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination, consolidation or reclassification is effected.

                         (q) The exercise of Rights under Section 11(a)(ii)
shall only result in the loss of rights under Section 11(a)(ii) to the extent so exercised and shall not otherwise affect the rights represented by the Rights under this Rights Agreement, including the rights represented by Section 13.

                  Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate in accordance with
Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

                  Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

                         (a) In the event that, on or following the Stock
Acquisition Date or, if a Transaction is proposed, the Distribution Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person, (y) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger (other than, in the case of either transaction described in (x) or (y), a merger or consolidation which would result in all of the Voting Power represented by the securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into securities of the surviving entity) all of the Voting Power represented by the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and the holders of such securities not having changed as a result of such merger or consolidation and in which all holders of shares of Common Stock are treated alike and following such transaction the holders of Common Stock immediately prior to the transaction hold in the same proportion relative to each other the same percentage of the aggregate Voting Power of the entity surviving the transaction as such holders held immediately prior to such transaction), or (z) the Company shall sell, mortgage or otherwise transfer (or one or more of its subsidiaries shall sell, mortgage or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any other Person, then, and in each such case, proper provision shall be made so that (i) following the Distribution Date, each holder of a Right, subject to Section 7(e), shall have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of shares of freely tradable Common Stock of the Principal Party (as hereinafter defined), free and clear of liens, rights of call or first refusal, encumbrances or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one ten-thousandths of a share of Preferred Stock for which a Right is then exercisable (without taking into account any adjustment previously made pursuant to Section 11(a)(ii) hereof) and dividing that product by (2) 50% of the current market price per share of the Common Stock of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of
Section 11 hereof shall apply to such Principal Party; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights.

                         (b) "Principal Party" shall mean

                     (i) in the case of any transaction described in (x) or (y)
                  of the first sentence of this Section 13, the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to the merger or consolidation (including, if applicable, the Company, if it is the surviving corporation); and

                     (ii) in the case of any transaction described in (z) of
                  the first sentence in this Section 13, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect subsidiary or Affiliate of another Person, "Principal Party" shall refer to such other Person; (2) in case such Person is a subsidiary, directly or indirectly, or Affiliate of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "Subsidiary" of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

                         (c) The Company shall not consummate any such
consolidation, merger, sale or transfer unless prior thereto the Company and each Principal Party and each other Person who may become a Principal Party as a result of such consolidation, merger, sale or transfer shall have a sufficient number of shares of its authorized Common Stock which have not been issued or reserved for issuance in order to permit the exercise in full of the Rights in accordance with this Section 13 and shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer of assets mentioned in paragraph (a) of this Section 13, the Principal Party at its own expense will

                     (i) prepare and file a registration statement under the
                  Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, will use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and will use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date;

                     (ii) use its best efforts to qualify or register the
                  Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate; and


                     (iii) deliver to holders of the Rights historical
                  financial statements for the Principal Party and each of its Affiliates which comply in all material respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. The rights under this Section 13 shall be in addition to the rights to exercise Rights and adjustments under
Section 11(a)(ii) and shall survive any exercise thereunder.

                         (d) Notwithstanding anything in this Agreement to the
contrary, Section 13 shall not be applicable to a transaction described in subparagraphs (x) and (y) of Section 13(a) if: (i) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a Permitted Offer (or a wholly owned subsidiary of any such Person or Persons); (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of Common Stock whose shares were purchased pursuant to such Permitted

Offer; and (iii) the form of consideration being offered to the remaining holders of Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such Permitted Offer. Upon consummation of any such transaction contemplated by this subsection (d), all Rights hereunder shall expire.

                         (e) The Company shall not consummate any such
consolidation, merger, sale or transfer which shall be a Transaction unless prior thereto certificates evidencing the Rights have been distributed in accordance with Section 3(a) to holders of shares of Common Stock twenty business days prior to the date on which the Transaction becomes effective or is consummated.

                  Section 14. Additional Covenants.

                         (a) After the Stock Acquisition Date, the Company
covenants and agrees that it shall not (i) consolidate with, (ii) merge with or into, or (iii) sell or transfer to, in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries taken as a whole, any other Person if at the time of or after such consolidation, merger or sale there are any charter or by-law provisions of the Company or any other Person or any rights, warrants or other instruments of the Company or any other Person outstanding or any other action taken which would diminish or otherwise eliminate the benefits intended to be afforded by the Rights. The Company shall not consummate any such consolidation, merger or sale unless prior thereto the Company and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this subsection.

                         (b) The Company covenants and agrees that, after the
Stock Acquisition Date, it will not, except as permitted by Section 24 hereof, take any action the purpose or effect of which is to diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

                  Section 15. Fractional Rights and Fractional Shares.

                         (a) The Company shall not be required to issue
fractions of Rights, except prior to the Distribution Date as provided in
Section 11(p), or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 15(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined reasonably and with good faith to the holders of Rights by the Board of Directors of the Company shall be used and shall be binding on the Rights Agent.

                         (b) The Company shall not be required to issue
fractions of shares of Preferred Stock (other than fractions which are integral multiples of one ten-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one ten-thousandth of a share of Preferred Stock). Fractions of shares of Preferred Stock in integral multiples of one ten-thousandth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the shares of Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not integral multiples of one ten-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one ten-thousandth of a share of Preferred Stock. For purposes of this Section 15(b), the current market value of one ten-thousandth of a share of Preferred Stock shall be one ten-thousandth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

                         (c) Following the occurrence of one of the
transactions or events specified in Section 11 giving rise to the right to receive common stock equivalents (other than Preferred Stock) or other securities upon the exercise of a Right, the Company shall not be required to issue fractions of shares or units of such common stock equivalents or other securities upon exercise of the Rights or to distribute certificates which evidence fractional shares of such common stock equivalents or other securities. In lieu of fractional shares or units of such common stock equivalents or other securities, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share or unit of such common stock equivalent or other securities. For purposes of this Section 15(c), the current market value shall be determined in the manner set forth in Section 11(d) hereof for the Trading Day immediately prior to the date of such exercise and, if such common stock equivalent is not traded, each such common stock equivalent shall have the value of one ten-thousandth of a share of Preferred Stock.

                         (d) Except as otherwise expressly provided herein, the
holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right.

                  Section 16. Rights of Action. All rights of action in respect of this Agreement (other than rights of action given to the Rights Agent under Section 19 hereof) are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement. Holders of Rights shall be entitled to recover the reasonable costs and expenses, including attorneys' fees, incurred by them in any action to enforce the provisions of this Agreement in which they successfully prosecute their claims.

                  Section 17. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                         (a) prior to the Distribution Date, the Rights will be
transferable only in connection with the transfer of Common Stock;

                         (b) after the Distribution Date, the Rights
Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;

                         (c) subject to Section 6 and Section 7(f) hereof, the
Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

                         (d) notwithstanding anything in this Agreement to the
contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or a beneficial interest in a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company shall not have sought or otherwise cooperated in obtaining such order, decree or ruling and must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

                  Section 18. Rights Certificate Holder Not a Shareholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Preferred Stock, Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the

Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions thereof.

                  Section 19. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other reasonable disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses (including reasonable attorney's fees and expenses) of defending against any claim of liability arising therefrom, directly or indirectly. The indemnity provided for in this Section 19 shall survive the expiration of the Rights and the termination of this Agreement.

                  The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it, after proper inquiry or examination, to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

                  Section 20. Merger or Consolidation or Change of Name of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 22 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates in this Agreement.

                  In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights

Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

                  Section 21. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

                         (a) The Rights Agent may consult with legal counsel
selected by it (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                         (b) Whenever in the performance of its duties under
this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, the Chief Financial Officer, any Executive Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                         (c) The Rights Agent shall be liable hereunder only
for its own negligence, bad faith or willful misconduct.

                         (d) The Rights Agent shall not be liable for or by
reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except as to the fact that it has countersigned the Rights Certificates) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                         (e) The Rights Agent shall not be under any
responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any Rights becoming null and void pursuant to Section 7(e) hereof or for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it be responsible for any determination by the Board of Directors of the Company of the current market value of the Rights or Preferred Stock or Common Stock pursuant to the provisions of Section 15 hereof; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Preferred Stock (or fractional shares thereof) or other securities will, when so issued, be validly authorized and issued, fully paid and nonassessable.

                         (f) The Company agrees that it will perform, execute,
acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                         (g) The Rights Agent is hereby authorized and directed
to accept instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any provision hereof from the Chairman of the Board, the President, the Chief Financial Officer, any Executive Vice President, the Secretary, any Assistant Secretary or the Treasurer of the Company, and is authorized to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

                         (h) The Rights Agent and any shareholder, director,
officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                         (i) The Rights Agent may execute and exercise any of
the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or to the holders of the Rights resulting from any such act, omission, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

                         (j) No provision of this Agreement shall require the
Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                         (k) If, with respect to any Rights Certificate
surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

                  Section 22. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and, subsequent to the Distribution Date, to holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and, subsequent to the Distribution Date, to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of New York), in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and Preferred Stock, and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 22, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                  Section 23. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Stock following the Distribution Date and prior to the Expiration Date, the Company shall with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company prior to the Distribution Date, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) the Company shall not be obligated to issue any such Right Certificate if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate shall be issued, and (ii) no Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

                  Section 24. Redemption and Termination.

                         (a) (i) The Board of Directors of the Company may, at
its option, at any time prior to the earlier of (x) the time that any person becomes an Acquiring Person or (y) 5:00 P.M., New York City time, on the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). In addition, the Board of Directors of the Company may, at its option redeem all, but not less than all, of the then outstanding Rights of the Redemption Price within 10 days after any Person becomes an Acquiring Person if (A) the Acquiring Person notifies the Board of Directors that such Person became an Acquiring Person inadvertently and (B) during such 10 day period, and at the time of redemption, the Acquiring Person is no longer the Beneficial Owner of 15% or more of the then outstanding shares of Common Stock.

                             (ii) In addition, a majority of the Board of
Directors of the Company may, at its option, redeem all but not less than all of the then outstanding Rights at the Redemption Price at any time following the occurrence of a Stock Acquisition Date and the expiration of the period during which the rights of holders of Rights pursuant to Section 11(a)(ii) hereof may be exercised as a result of the occurrence of such Stock Acquisition Date, but prior to any event described in clause (x), (y) or (z) of Section 13(a) hereof either (x) in connection with any such event specified in Section 13(a) in which all holders of Common Stock are treated alike and not involving an Acquiring Person or a

Transaction Person or an Affiliate or Associate of an Acquiring Person or Transaction Person or any other Person in which such Acquiring Person, Transaction Person, Affiliate or Associate has any interest, or any other Person acting directly or indirectly on behalf of or in association or in concert with any such Acquiring Person, Transaction Person, Affiliate or Associate (other than involvement by an Acquiring Person, Transaction Person, Associate, Affiliate or such other Person solely as a holder of shares of Common Stock (of the Company) being treated like all other such holders), or
(y) following the occurrence of an event set forth in, and the expiration of any period during which the holder of Rights may exercise the rights under,
Section 11(a)(ii) if and for as long as the Acquiring Person is not thereafter the Beneficial Owner of securities representing 15% or more of the outstanding shares of the Voting Power, and at the time of redemption there are no other persons who are Acquiring Persons.

                             (iii) Notwithstanding anything to the contrary in
this Agreement, including, without limitation, the provisions of Section 23(a)(i) and (ii), in the event that a majority of the Board of Directors of the Company is comprised of (i) persons elected at a meeting or by written consent of stockholders who were not nominated by the Board of Directors in office immediately prior to such meeting or action by written consent, and/or
(ii) successors of such persons elected to the Board of Directors for the purpose of either facilitating a Transaction with a Transaction Person or circumventing directly or indirectly the provisions of this Section 23(a)(iii), then (I) the Rights shall not be redeemable for a period of 365 days following the effectiveness of such election if such redemption is reasonably likely to have the purpose or effect of facilitating a Transaction with a Transaction Person and (II) the Rights shall not be redeemable following such 365-day period if (x) such redemption is reasonably likely to have the purpose of facilitating a Transaction with a Transaction Person and (y) during such 365-day period, the Company enters into any agreement, arrangement or understanding with any Transaction Person which is reasonably likely to have the purpose or effect of facilitating a Transaction with any Transaction Person.

                         (b) Immediately upon the date for redemption set forth
(or determined in the manner specified) in a resolution of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within ten days after the action of the Board of Directors ordering any such redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to the Rights Agent and to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

                  The Company may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights and (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent of the Common Stock, and upon such action, all outstanding Rights Certificates shall be null and void without any further action by the Company.

                  Section 25. Notice of Certain Events. In case the Company at any time on or after the Distribution Date shall propose (a) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company) or (b) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to, any other Person, or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least 20 days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date to the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock whichever shall be the earlier.

                  In case any of the events set forth in Section 11(a)(ii) of this Agreement shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.

                  Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                    Wendy's International, Inc.
                    P.O. Box 256
                    4288 West Dublin-Granville Road
                    Dublin, Ohio 43107-0256

                    Attention:  General Counsel

Subject to the provisions of Section 22, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                    American Stock Transfer and Trust Company
                    6201 15th Avenue
                    Brooklyn, New York 11209

                    Attention:  Legal Department

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

                  Section 27. Supplements and Amendments. Prior to the Distribution Date, the Company may from time to time supplement or amend any provision of this Agreement in any respect without the approval of any holders of certificates representing Common Stock and the Rights. From and after the Distribution Date, the Company may from time to time supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person, Transaction Person or an Affiliate or Associate of an Acquiring Person or a Transaction Person); provided, however, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause
(iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment, provided that such supplement or amendment does not adversely affect the rights or obligations of the Rights Agent under Section 19 or Section 21 of this Agreement and such amendment or supplement shall be effective regardless of whether or when executed by the Rights Agent. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of shares of Common Stock. Notwithstanding anything contained in this Rights Agreement to the contrary, in the event that a majority of the Board of Directors of the Company is comprised of (i) persons elected at a meeting or by written consent of stockholders who were not nominated by the Board of Directors in office immediately prior to such meeting or written consent, and/or (ii) successors of such persons elected to the Board of Directors for the purpose of either facilitating a Transaction with a Transaction Person or circumventing directly or indirectly the provisions of this

Section 27, then (I) for a period of 365 days following the effectiveness of such action, this Rights Agreement shall not be amended or supplemented in any manner reasonably likely to have the purpose or effect of facilitating a Transaction with a Transaction Person and (II) no amendments or supplements may be made following such 365-day period if (x) such amendment or supplement is reasonably likely to have the purpose of facilitating a Transaction with a Transaction Person and (y) during such 365-day period, the Company enters into any agreement, arrangement or understanding with any Transaction Person which is reasonably likely to have the purpose or effect of facilitating a Transaction with any Transaction Person.

                  Section 28. Determination and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock or other securities outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock or any other securities of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement and whether any proposed amendment adversely affects the interests of the holders of Rights). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights

Agent, the holders of the Rights Certificates and all other parties, and (y) not subject the Board to any liability to the holders of the Rights Certificates or holders of shares of Common Stock.

                  Section 29. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Stock).

                  Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  Section 32. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and to be performed entirely within such State except for Sections 19, 20, 21 and 22 hereof which for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

                  Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


Attest:                                 WENDY'S INTERNATIONAL, INC.

[Seal]


/s/ FREDERICK R. REED                   By     /s/ GORDON F. TETER
-----------------------------------            ------------------------------
Name:   Frederick R. Reed               Name:   Gordon F. Teter
Title:  Chief Financial Officer,        Title:  Chairman of the Board, Chief
        General Counsel & Secretary             Executive Officer & President


Attest:                                 AMERICAN STOCK TRANSFER AND
                                        TRUST COMPANY
[Seal]


/s/ SUSAN SILBER                        By     /s/ HERBERT J. LEMMER
-----------------------------------            ------------------------------
Name:   Susan Silber                    Name:   Herbert J. Lemmer
Title:  Assistant Secretary             Title:  Vice President

                                                                       Exhibit A


                      FORM OF CERTIFICATE OF AMENDMENT TO

                        THE ARTICLES OF INCORPORATION OF

                          WENDY'S INTERNATIONAL, INC.



                  Robert L. Barney, Chairman of the Board and Chief Executive Officer and Lawrence E. Schauf, Secretary, of Wendy's International, Inc., an Ohio corporation for profit with its principal place business at Dublin, Ohio, do hereby certify that at a meeting of the Board of Directors held pursuant to notice on the 4th day of August, 1988, the following resolution was adopted pursuant to Section 1701.70(B)(1) of the Ohio Revised Code:

                  RESOLVED, that, pursuant to the authority vested in the Board of Directors of the corporation in accordance with the provisions of Chapter 1701 of the Ohio Revised Code, as amended, and by Article IV of the corporation's Articles of Incorporation, such Article IV is amended to add a new section providing for a series of Voting Preferred Shares and that the designation and authorized number of shares, and the relative rights, preferences and limitations of, such series are as follows:

                  Of the 250,000 preferred shares of the corporation, 150,000 shall constitute a series of Voting Preferred Stock an shall have, subject and in addition to the other provisions of this Article IV, the following relative rights, preferences an limitations.

                  Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Preferred Shares" $1.00 par value (the "Series A Preferred Stock"). The number of shares of Series A Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

                  Section 2.        Dividends and Distributions.

                  (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock in preference to the holders of shares of Common Stock, without par value (the

"Common Stock"), of the Corporation and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July, and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock in an amount per share (rounded to the nearest cent) equal to the greater of (a) $100.00, or (b) subject to the provision for adjustment hereinafter set forth, 10,000 times the aggregate per share amount of all cash dividends, and 10,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after August 4, 1988 (the "Rights Declaration Date") (i) declare a dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $100.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (C) Dividends shall begin to accrue and be cumulative outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

                  Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                  (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1 vote on all matters submitted to a vote of the shareholders of the Corporation.

                  (B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                  Section 4. Certain Restrictions.

                  (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                           (i)   declare or pay dividends on, make any other
distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                           (ii)  declare or pay dividends on or make any other
distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (iii) redeem or purchase or otherwise acquire for
consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                           (iv)  purchase or otherwise acquire for
consideration any shares of Series A Preferred Stock or any shares of stock ranking on a parity with the Series A Preferred Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preference of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                  Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                  Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received per share, the greater of 10,000 times $25 or 10,000 times the payment made per share of Common Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 10,000 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

                  (B) In the event there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Preferred Stock then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                  (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 10,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

                  Section 8. Redemption. The shares of Series A Preferred Stock shall not be redeemable.

                  Section 9. Ranking. The Series A Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

                  Section 10. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

                  IN WITNESS WHEREOF, I have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this _______ day of August, 1988.

                                        ________________________________
                                        Chairman of the Board and
                                        Chief Executive Officer

Attest:

__________________________
         Secretary

                                                                       Exhibit B


                          [Form of Rights Certificate]



Certificate No. R-                                          __________ Rights

                  NOT EXERCISABLE AFTER AUGUST 10, 2008 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE WERE ISSUED TO A PERSON WHO WAS AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE AMENDED AND RESTATED RIGHTS AGREEMENT). THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY ARE NULL AND VOID.] *

                               Rights Certificate

                          Wendy's International, Inc.


                  This certifies that            , or registered assigns, is
the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement dated as of December 8, 1997 (the "Rights Agreement") between Wendy's International, Inc., an Ohio corporation (the "Company"), and American Stock Transfer and Trust Company, (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. (New York City time) on August 10, 2008 at the principal office of the Rights Agent in New York, New York, one ten-thousandth of a fully paid, non-assessable share


-------------------
* The portion of the legend in brackets shall be inserted only if applicable.

of Series A Preferred Shares (the "Preferred Stock") of the Company, at a purchase price of $100 per one ten-thousandth of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the appropriate Form of Election to Purchase duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of December 8, 1997, based on the Preferred Stock as constituted at such date.

                  As provided in the Rights Agreement, the Purchase Price and the number of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

                  This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal office of the Company, and the Company will mail to the holder a copy of the Rights Agreement within five days of a written request therefor.

                  This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office of the Rights Agent, may be exercised for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised (other than pursuant to Section 11(a)(ii) of the Rights Agreement) in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised. If this Rights Certificate shall be exercised in whole or in part pursuant to Section 11(a)(ii) of the Rights Agreement, the holder shall be entitled to receive this Rights Certificate duly marked to indicate that such exercise has occurred as set forth in the Rights Agreement.

                  Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right. Subject to the provisions of the Rights Agreement, the Company at its option, may elect to mail payment of the redemption price to the registered holder of the Right at the time of redemption, in which event this certificate may become void without any further action by the Company.

                  No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one ten-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

                  No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Right Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

                  This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                  WITNESS the facsimile signature of the proper office of the Company and its corporate seal. Dated as of _______________.


ATTEST:                               WENDY'S INTERNATIONAL, INC.


_________________________________     By _________________________________
Name:                                    Name:
Title:                                   Title:

Countersigned:

_________________________________
      Authorized Signature

                  [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
              holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED ____________________________________________________________

hereby sells, assigns and transfers unto ______________________________________

_______________________________________________________________________________
                 (Please print name and address of transferee)

_______________________________________________________________________________
this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.


Dated: ______________, 19___

                                        __________________________
                                        Signature

Signature Guaranteed:

                                  Certificate

                  The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

                  (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an affiliate or Associate of an Acquiring Person.

Dated:________________, 19___           _________________________________
                                        Signature


                                     NOTICE

                  The signature to the foregoing Assignment must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                  In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the Beneficial Owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                  exercise the Rights Certificate pursuant to
                  Section 11(a)(ii) of the Rights Agreement.)

To WENDY'S INTERNATIONAL, INC.:

                  The undersigned hereby irrevocably elects to exercise ________ Rights represented by this Rights Certificate to purchase the shares of Common Stock (or such other securities of the Company) issuable upon the exercise of the Rights and requests that certificates for such shares be issued the name of:

_______________________________________________________________________________
           (Please insert social security or other identifying number)

_______________________________________________________________________________
                         (Please print name and address)

_______________________________________________________________________________

                  The Rights Certificate indicating the balance, if any, of such Rights which may still be exercised pursuant to each of Section 11(a)(ii) and Section 13 of the Rights Agreement shall be returned to the undersigned unless such person requests that the Rights Certificate be registered in the name of and delivered to:

_______________________________________________________________________________
Please insert social security or other identifying number (complete only if Rights Certificate is to be registered in a name other than the undersigned)

_______________________________________________________________________________
                         (Please print name and address)

_______________________________________________________________________________

_______________________________________________________________________________

Dated: ______________ 19___

                                        _____________________________
                                        Signature
Signature Guaranteed:

                                  Certificate

                  The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

                  (2) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

                  (3) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement).

Dated:________________, 19___           _________________________________
                                        Signature


                                     NOTICE


                  The signature to the foregoing Election to Purchase must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                  In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the Beneficial Owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
             exercise the Rights Certificate other than pursuant to
                  Section 11(a)(ii) of the Rights Agreement.)

To WENDY'S INTERNATIONAL, INC.:

                  The undersigned hereby irrevocably elects to exercise ________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock (or such other securities of the Company or any other Person) issuable upon the exercise of the Rights and requests that certificates for such shares be issued the name of:

_______________________________________________________________________________
           (Please insert social security or other identifying number)

_______________________________________________________________________________
                         (Please print name and address)

_______________________________________________________________________________

                  The Rights Certificate indicating the balance, if any, of such Rights which may still be exercised pursuant to each of Section 11(a)(ii) and Section 13 of the Rights Agreement shall be returned to the undersigned unless such person requests that the Rights Certificate be registered in the name of and delivered to:
______________________________________________________________________________

Please insert social security or other identifying number (complete only if Rights Certificate is to be registered in a name other than the undersigned)

_______________________________________________________________________________
                         (Please print name and address)

_______________________________________________________________________________

_______________________________________________________________________________

Dated: ______________ 19___

                                        _____________________________
                                        Signature
Signature Guaranteed:

                                  Certificate


                  The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) the Rights evidenced by this Rights Certificate [ ] are
[ ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

                  (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights, evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement).

Dated:________________, 19___           _________________________________
                                        Signature


                                     NOTICE


                  The signature to the foregoing Election to Purchase must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                  In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the Beneficial Owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                                       Exhibit C


                         SUMMARY OF RIGHTS TO PURCHASE
                                PREFERRED STOCK


                  On August 4, 1988, the Board of Directors of Wendy's International, Inc. (the "Company") declared a dividend distribution of one Right for each outstanding share of common stock, without par value (the "Common Stock" or "Common Shares"), of the Company to stockholders of record at the close of business on September 2, 1988 (the "Record Date"). On October 30, 1997, the Board of Directors of the Company adopted amendments to the Rights Agreement (the "Prior Rights Agreement") dated as of August 10, 1988, as amended on December 29, 1995, between the Company and American Stock Transfer and Trust Company (the "Rights Agent") (as successor rights agent to Morgan Shareholder Services Trust Company) pursuant to which the Preferred Stock Purchase Rights were issued. The amendments are set forth in an Amended and Restated Rights Agreement (the "Rights Agreement") dated as of December 8, 1997 between the Company and the Rights Agent, which supersedes the Prior Rights Agreement. The following summary of the Rights is qualified in its entirety by reference to the Rights Agreement.

                  As of the date of this Summary, there is associated with each outstanding Common Share one Right which, except as set forth below, when exercisable, entitles the registered holder to purchase from the Company one ten-thousandth of a share of a series of preferred stock, designated as Series A Preferred Stock, par value $1 per share (the "Preferred Stock"), at a price of $100 per one ten-thousandth of a share (the "Purchase Price"), subject to adjustment. The terms of the Preferred Stock are summarized below and are set forth in a Form of Certificate of Amendment to the Articles of Incorporation of the Company.

                  Until the earliest to occur of (i) a public announcement that, without the prior consent of the Board of Directors of the Company, a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire beneficial ownership of securities having 15% or more of the voting power of all outstanding voting securities of the Company (the "Stock Acquisition Date") or (ii) ten business days (unless such date is extended by the Board of Directors) following the commencement of (or a public announcement of an intention to make) a tender offer or exchange offer which would result in any person or group and related persons becoming an Acquiring Person, without the prior consent of the Board of Directors of the Company or (iii) twenty business days prior to the date on which a Transaction (as such term is hereinafter defined) is reasonably expected to become effective or be consummated (the earliest of such dates being called the "Distribution Date"), the Rights will be attached to all Common Share certificates and will be evidenced by such Common Share certificate. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with Common Share certificates. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of the Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares, even without such a notation, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and the separate Rights Certificates alone will evidence the Rights.

                  The Rights are not exercisable until the Distribution Date. The Rights will expire on the earliest of (i) August 10, 2008, (ii) consummation of a merger transaction with a person or group who acquired Common Shares pursuant to a Permitted Offer (as defined below), and who is offering in the merger the same price per share and form of consideration paid in the Permitted Offer, or (iii) redemption by the Company as described below.

                  In the event that an Acquiring Person becomes such other than pursuant to a tender offer or exchange offer for all outstanding shares of Common Stock at a price and on terms determined by at least a majority of the members of the Board of Directors who are not officers of the Company to be both adequate and otherwise in the best interests of the Company and its stockholders (a "Permitted Offer"), proper provision shall be made so that each holder of a Right will for a 60 day period after the later of the date of such event and the effectiveness of an appropriate registration statement (or such other longer period set by the Board of Directors) have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the exercise price of the Right, to the extent available, and then (after all authorized and unreserved shares of Common Stock have been issued) a common stock equivalent (such as Preferred Stock or another equity security with at least the same economic value as the Common Stock) having a market value of two times the exercise price of the Right, with Common Stock to the extent available being issued first (such right being called the "Subscription Right"). In the event that, at any time following the Stock Acquisition Date or, if a Transaction is proposed, the Distribution Date, the Company is involved in a merger or other business combination transaction in which the Common Stock is exchanged or changed, or 50% or more of the Company's assets or earning power are sold (in one transaction or a series of transactions), proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company (or, in the event there is more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred) which at the time of such transaction would have a market value of two times the exercise price of the Rights (such right being called the "Merger Right"). The holder of a Right will continue to have the Merger Right whether or not such holder exercises the Subscription Right. Upon the occurrence of any of the events giving rise to the exercisability of the Subscription Right or the Merger Right, any Rights that are or were at any time owned by an Acquiring Person shall become null and void.

                  The Purchase Price payable, the number of Rights, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for Preferred Stock, certain convertible securities or securities having the same or more favorable rights, privileges and preferences as the Preferred Stock at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness, cash (excluding regular quarterly cash dividends out of earnings or retained earnings), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or of subscription rights or warrants (other than those referred to above).

                  With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractions of shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

                  The number of outstanding Rights associated with each share of Common Stock and the voting and economic rights of each ten-thousandth of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

                  At any time prior to the earlier to occur of (i) a person becoming an Acquiring Person or (ii) the expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"), which redemption shall be effective upon the action of the Board of Directors. Additionally, following the Stock Acquisition Date and the expiration of the period during which the Subscription Right is exercisable, the Company may redeem the then outstanding Rights in whole, but not in part, at the Redemption Price provided that such redemption is incidental to a merger or other business combination transaction or series of transactions involving the Company in which all holders of Common Shares are treated alike but not involving an Acquiring Person or Transaction Person (as hereinafter defined) (or any person who was an Acquiring Person or Transaction Person (as hereinafter defined)) or its affiliates or associates. Upon the effective date of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                  In the event that a majority of the Board of Directors of the Company in office following a meeting of stockholders or stockholder action by written consent are not nominated by the Board of Directors serving immediately prior to such meeting or action, then for 365 days following such meeting or action the Rights may not be redeemed or amended if such redemption or amendment is reasonably likely to facilitate a combination or sale of assets or earning power (a "Transaction") with a person who (A) either (i) is or will become an Acquiring Person or (ii) is a party involved in a merger or consolidation with, or sale of assets by, the Company or affiliate or associate thereof if the Transaction were to be consummated and (B) who has directly or indirectly proposed or nominated a member of the Board who is in office at the time the Transaction is being considered (a "Transaction Person"). The Rights may not be redeemed or amended thereafter if during such 365 day period the Company enters into any agreement reasonably likely to facilitate a Transaction with a Transaction Person and the redemption is reasonably likely to facilitate a Transaction with a Transaction Person.

                  The Preferred Stock purchasable upon exercise of the Rights will be non-redeemable and junior to any other series of preferred stock the Company may issue (unless otherwise provided in the terms of such stock). Each share of Preferred Stock will have a preferential quarterly dividend in an amount equal to 10,000 times the dividend declared on each share of Common Stock, but in no event less than $100.00. In the event of liquidation, the holders of Preferred Stock will receive a preferred liquidation payment equal to the greater of 10,000 times $25 or 10,000 times the payment made per each share of Common Stock. Each share of Preferred Stock will have one vote, voting together with the shares of Common Stock. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 10,000 times the amount and type of consideration received per share of Common Stock. The rights of the Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions. Fractional shares of Preferred Stock will be issuable; however, the Company may elect to distribute depositary receipts in lieu of such fractional shares. In lieu of fractional shares other than fractions that are multiples of one ten-thousandth of a share, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

                  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

                  Except as set forth above, the terms of the Rights may be amended by the Board of Directors of the Company, (i) prior to the Distribution Date in any manner, and (ii) on or after the Distribution Date or cure any ambiguity, to correct or supplement any provision of the Rights Agreement which may be defective or inconsistent with any other provisions, or in any manner not adversely affecting the interests of the holders of the Rights (including the interests of any Acquiring Person), or, subject to certain limitations, to shorten or lengthen any time period under the Rights Agreement.

                  A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to Form 8-A/A amending a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.